EXECUTION COPY


                                   $85,478,000
                                 RADIO ONE, INC.
                     12% Senior Subordinated Notes Due 2004


                               PURCHASE AGREEMENT


                                                                    May 14, 1997



Credit Suisse First Boston Corporation
NationsBanc Capital Markets, Inc.
c/o Credit Suisse First Boston Corporation
  Eleven Madison Avenue
    New York, NY 10010



Dear Sirs:

                  1. Introductory. Radio One, Inc., a Delaware corporation (the "Issuer"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Initial Purchasers") U.S.$85,478,000 principal amount at maturity of its 12% Senior Subordinated Notes due 2004 (the "Offered Securities") to be unconditionally guaranteed on a senior subordinated basis (the "Guarantees") by Radio One Licenses, Inc., a Delaware corporation and a wholly owned subsidiary of the Issuer, and all future Subsidiary Guarantors (as defined in the Indenture referred to below) (collectively, the "Guarantors"). The Offered Securities will be issued under an indenture dated as of May 15, 1997 (the "Indenture"), among the Issuer, the Guarantors named therein and United States Trust Company of New York, as Trustee.

                  This  Agreement,   the  Indenture,   the  Registration  Rights
Agreement referred to below and each Guarantee are referred to herein collectively as the "Operative Documents". The Issuer, each Guarantor and each other subsidiary of the Issuer are referred to herein individually as a "Relevant Party" and collectively as the "Relevant Parties".




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                  The Issuer and the  Guarantors  hereby  agree with the several
Initial Purchasers as follows:

                  2. Representations and Warranties of the Issuer. The Issuer and the Guarantors represent and warrant to, and agree with, the several Initial Purchasers that:

                  (a) A confidential preliminary offering circular dated March 26, 1997 (the "Preliminary Offering Circular") and a confidential offering circular dated May 14, 1997 (the "Final Offering Circular") relating to the Offered Securities have been prepared by the Issuer. The Preliminary Offering Circular and the Final Offering Circular are hereinafter collectively referred to as the "Offering Document". The Preliminary Offering Circular and the Final Offering Circular, as of their respective dates, do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Issuer by any Initial Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b). The information (the "Additional Issuer Information") required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Section 4.02 of the Indenture and in accordance with Rule 144A(d)(4) under the Securities Act of 1933, as amended (the "Securities Act"), does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify and be in good standing could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Relevant Parties taken as a whole (a "Material Adverse Effect").

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                  (c) The Issuer has an authorized  capitalization  as set forth in the Offering Document and all the issued shares of capital stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable. The capital stock of the Issuer conforms in all material respects to the description thereof contained in the Offering Document.

                  (d) Each subsidiary of the Issuer has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Issuer is duly qualified to do business in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify and be in good standing could not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Issuer that is a corporation has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or equity interests of each subsidiary owned by the Issuer, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except as otherwise described in the Offering Document.

                  (e) The Indenture has been duly authorized by the Issuer and the Guarantors; the Offered Securities have been duly authorized by the Issuer; each Guarantee has been duly authorized by each Guarantor party to it; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered by the Issuer and the Guarantors, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document, each Guarantee will have been duly executed and delivered by each Guarantor party thereto, and the Indenture, each Guarantee and such Offered Securities will constitute valid and legally binding obligations of the Issuer and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (f) The Registration Rights Agreement dated May 14, 1997 (the "Registration Rights Agreement"), among the Issuer, the Guarantors and the Initial Purchasers, has

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been duly  authorized,  executed  and  delivered  by each of the  Issuer and the
Guarantors  and conforms in all  material  respects to the  description  thereof
contained  in  the  Offering   Document.   The  Registration   Rights  Agreement
constitutes a valid and legally binding obligation of the Issuer and each Guarantor and is enforceable in accordance with its terms.

                  (g) This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantors.

                  (h) There are no contracts, agreements or understandings between the Issuer and any person that would give rise to a valid claim against the Issuer or any Initial Purchaser for a brokerage commission, finder's fee or other like payment in connection with the issuance and sale of the Offered Securities other than the Initial Purchasers.

                  (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Operative Documents or in connection with the issuance and sale of the Offered Securities by the Issuer, except such as have been obtained or made or as may be required under the Securities Act and the rules and regulations of the Commission thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder and such as may be required by securities or blue sky laws of the various states of the United States.

                  (j) The execution, delivery and performance by each of the Issuer and the Guarantors of the Operative Documents to which it is a party and the issuance and sale of the Offered Securities and compliance with the terms and provisions of the Operative Documents and the Offered Securities, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any Relevant Party or any of their respective properties, or any agreement or instrument to which any Relevant Party is a party or by which any Relevant Party is bound or to which any of the properties of any Relevant Party is subject except for any breaches or violations that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or the charter or by-laws of any Relevant Party. The Issuer and each Guarantor has full power and authority to authorize, issue and sell the Offered

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                                                                               5


Securities and the Guarantees, respectively, as contemplated by this Agreement.

                  (k) The Preferred Stockholders' Agreement dated as of May 14, 1997 (the "Preferred Stockholders' Agreement") has been executed and delivered by the Issuer, each Guarantor and each holder of the Issuer's outstanding 15% Subordinated Promissory Notes due 2003 (together with all accrued interest thereon, the "Existing Notes").

                  (l) No consent, approval, authorization, or order of, or filing with, any governmental agency or any court is required under United States federal or state laws for the consummation of the Existing Notes Exchange (as defined below) or the Philadelphia Acquisition (as defined below).

                  (m) Except as disclosed in the Offering Document, the Relevant Parties have good and marketable title to all material real properties and good and valid title to all other material properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Relevant Parties hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (n) The Relevant Parties possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies, other than the Federal Communications Commission (the "FCC"), necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to any Relevant Party, would individually or in the aggregate have a Material Adverse Effect.

                  (o) Schedule B hereto contains a true and complete list of all the licenses, permits and authorizations (the "Licenses") obtained from the FCC which the Issuer directly, or indirectly through its subsidiaries, holds with respect to the radio stations (the "Stations") owned or operated by the Issuer, directly or indirectly through its subsidiaries. The Issuer, directly or indirectly through its subsidiaries, is the authorized legal holder of the Licenses listed in Schedule B, none of which is subject to any restrictions or conditions other than on the face of the Licenses or those generally applicable to the operations of the Stations that would limit in any

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material respect the full operation of the Stations as currently operated. There are no applications, complaints, or proceedings pending or, to the Issuer's best knowledge, threatened as of the date hereof and the Closing Date before the FCC relating to the business or operations of the Stations, except as disclosed in Schedule C hereto. No proceedings, other than those affecting the broadcast industry generally, are pending or, to the Issuer's best knowledge, threatened which may result in the revocation, modification, non-renewal or suspension of any of the Licenses listed in Schedule B, the denial of any pending application, the issuance of any cease and desist order, the imposition of any administrative action by the FCC or any other governmental or regulatory authority with respect to the Licenses listed in Schedule B, except as disclosed in Schedule C. The Issuer has no reason to believe that the Licenses listed in Schedule B will not be renewed in their ordinary course, and all material reports, forms and statements required to be filed with the FCC with respect to the Stations since the grant of the last renewal of the Stations' Licenses issued by the FCC have been filed and were complete and accurate in all material respects when filed. The Licenses listed in Schedule B, or extensions or renewals thereof, are in full force and effect and are unimpaired by any acts or omissions of any Relevant Party.

                  (p) As of the date hereof and the Closing Date, the Stations are operating in material compliance with all applicable requirements of the FCC and the Stations are not under any special or temporary authority with respect to their operations.

                  (q) Each Relevant Party is in material compliance with the Communications Act of 1934 as amended (the "Communications Act") and all written rules, regulations and policies of the FCC applicable to the conduct of the business and operations of the Stations. As of the date hereof and the Closing Date, the use of the assets of the Stations does not violate the Communications Act and any written rules, regulations or policies of the FCC, except where such violation could not reasonably be expected to have a Material Adverse Effect.

                  (r) As of the date hereof and the Closing Date, no labor dispute with the employees of any Relevant Party exists or, to the knowledge of any Relevant Party, is imminent that might have a Material Adverse Effect.

                  (s) The  Relevant  Parties  own,  possess  or can  acquire  on
reasonable  terms  adequate   trademarks,   trade  names  and  other  rights  to
inventions, know-how, patents,

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copyrights,   confidential   information   and   other   intellectual   property
(collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to any Relevant Party, would individually or in the aggregate have a Material Adverse Effect.

                  (t) No Relevant Party is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and no Relevant Party is aware of any pending investigation which might lead to such a claim.

                  (u) There are no pending actions, suits or proceedings against or affecting any Relevant Party or any of their respective properties that, if determined adversely to any Relevant Party, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of any Relevant Party to perform its obligations under any Operative Document to which it is a party, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or contemplated.

                  (v) The financial statements included in the Offering Document present fairly in all material respects the financial position of the Issuer and its consolidated subsidiaries and, to the best knowledge of the Issuer, Jarad Broadcasting Company of Pennsylvania Inc. ("Jarad") as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the

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significant  effects  directly   attributable  to  the  transactions  or  events
described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. To the best knowledge of the Issuer, the Statement of Operations relating to WYCB-AM included in the Offering Document presents fairly in all material respects the information contained therein.

                  (w) Since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Relevant Parties taken as a whole, or Jarad and there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock.

                  (x) The Issuer is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940
(the "Investment Company Act"), nor is it a closed-end investment company required to be registered, but not registered, thereunder; and the Issuer is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

                  (y) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934 (the "Exchange Act") or quoted in a U.S. automated inter-dealer quotation system.

                  (z) Assuming that the representations and warranties set forth in Section 4 hereof are true and correct, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

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                  (aa)  Assuming that the  representations  and  warranties  set forth in Section 4 hereof are true and correct, neither the Issuer, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. Assuming that the representations and warranties set forth in Section 4 hereof are true and correct, the Issuer, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Issuer has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

                  3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Issuer, at a purchase price of 97% of the gross proceeds thereof plus accrued interest and any increase in accreted value from May 19, 1997 to the Closing Date (as hereinafter defined), the respective principal amounts at maturity of the Offered Securities set forth opposite the names of the several Initial Purchasers in Schedule A hereto. The Issuer will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC, and such other securities in definitive, fully registered form as CSFBC shall request for delivery to institutional "accredited investors" (the "AI Securities"). Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Initial Purchasers in Federal (same-day) funds by

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wire  transfer to an account in New York  previously  designated to CSFBC by the
Issuer at a bank acceptable to CSFBC at the office of Kirkland & Ellis, Citicorp Center, 153 East 53rd Street, New York, New York, at 10:00 a.m. (New York time), on May 19, 1997, or at such other time not later than seven full business days thereafter as CSFBC and the Issuer determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities and delivery to CSFBC of the AI Securities. The Global Securities and AI Securities will be made available for checking at the above office at least 24 hours prior to the Closing Date.

                  4. Representations by Initial Purchasers; Resale by Initial Purchasers. (a) Each Initial Purchaser severally represents and warrants to the Issuer that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  (b) Each Initial Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and, unless so registered, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Initial Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Unless otherwise defined herein, terms used in this subsection (b) have the meanings given to them by Regulation S.

                  (c) Each Initial Purchaser may offer and sell Offered Securities in definitive, fully registered form to a limited number of institutions, each of which is reasonably believed by such Initial Purchaser to be an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
(7) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (each, an "Institutional Accredited Investor"); provided, however, that each such Institutional Accredited Investor executes and delivers to the Initial

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Purchasers  and the Company,  prior to the  consummation  of any sale of Offered
Securities to such Institutional Accredited Investor, an Accredited Investor's Letter in substantially the form attached as Annex A to the Offering Document.

                  (d) Each Initial Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Initial Purchasers or affiliates of the other Initial Purchasers or with the prior written consent of the Issuer.

                  (e) Each Initial Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities purchased hereby in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Initial Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                  (f) Each Initial Purchaser severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the

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                                                                              12


Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

                  (g) Each Initial Purchaser severally represents and agrees that (i) it has not solicited, and will not solicit, offers to purchase any of the Offered Securities from, (ii) it has not sold, and will not sell, any of the Offered Securities to, and (iii) it has not distributed, and will not distribute, the Offering Document to, any person or entity in any jurisdiction outside of the United States except, in each case, in compliance in all material respects with all applicable laws. For the purpose of this Agreement, "United States" means the United States of America, its territories, its possessions and other areas subject to its jurisdiction.

                  5. Certain Agreements of the Issuer. The Issuer agrees with the several Initial Purchasers that:

                  (a) The Issuer will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent. If, at any time prior to the completion of the resale of the Offered Securities by the Initial Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Issuer promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement that will correct such statement or omission or effect such compliance. Neither CSFBC's consent to, nor the Initial Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (b) The Issuer will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests, and the Issuer will furnish to CSFBC on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Issuer, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Initial Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuer will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

                  (c) The Issuer will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC reasonably designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Initial Purchasers; provided, however, that the Issuer will not be required to qualify as a foreign corporation, subject itself to taxation or to file a general consent to service of process in any such jurisdiction.

                  (d) For so long as any Offered Securities remain outstanding, the Issuer will furnish to CSFBC and, upon request, to the other Initial Purchaser, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Issuer will furnish to CSFBC and, upon request, to the other Initial Purchaser (i) as soon as available, a copy of each report, notice or communication sent to security holders or, if applicable, filed with any securities exchange and (ii) from time to time, such other information concerning the Issuer as CSFBC may reasonably request.

                  (e) During the period of two years after the Closing Date, the Issuer will, upon request, furnish to CSFBC and the other Initial Purchaser and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

                  (f) During the period of two years after the Closing Date, the Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by them.

                  (g) During the period of two years after the Closing Date, the Issuer will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act and is not, and will not be or become, a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

                  (h) The Issuer will pay all expenses incidental to the performance of the Issuer's and each Guarantor's obligations (as applicable) under the Operative Documents, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Guarantees, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities;
(iii) the cost of qualifying the Offered Securities for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market and any expenses incidental thereto; and (iv) the cost of any advertising approved by the Issuer in connection with the issue of the Offered Securities. The Issuer will also pay or reimburse the Initial Purchasers (to the extent incurred by them) for any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC reasonably designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for all travel expenses of the Issuer's officers and employees and any other expenses of the Issuer in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Initial Purchasers and for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Initial Purchasers.

                  (i) For a period of 90 days after the date hereof, neither the Issuer nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

                  (j) For a period of 180 days after the date hereof, the Issuer will not offer, sell, contract to sell, pledge or otherwise dispose of any United States dollar-denominated debt securities issued or guaranteed by the Issuer (other than any commercial loans or other debt incurred in the ordinary course of the Issuer's business) and having a maturity of more than one year from the date of issue without the prior written consent of CSFBC, which consent shall not be reasonably withheld. The Issuer will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

                  6. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuer and the Guarantors herein, to the accuracy of the statements of officers of the Issuer made pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder and to the following additional conditions precedent:

                           (a) The  Purchasers  shall  have  received  a letter,
                  dated the date of this Agreement, of Arthur Andersen LLP in form and substance satisfactory to the Initial Purchasers concerning the financial information with respect to the Issuer and its consolidated subsidiaries, Jarad and WYCB-AM set forth in the Offering Document and the Additional Issuer Information.

                           (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii)(A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Issuer or its subsidiaries which, in the judgment of a majority in interest of the Initial Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market;
                  (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Initial Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

                           (c) The Initial  Purchasers  shall have received such
                  opinion or opinions, dated the Closing Date, of Kirkland & Ellis, counsel for the Issuer to the effect that:

                                    (i) Each of the Relevant  Parties is validly
                           existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and each of the Relevant Parties is duly qualified to do business as a foreign corporation in good standing in all the jurisdictions set forth in Schedule A thereto;

                                    (ii) Each  Operative  Document has been duly
                           authorized, executed and delivered by each Relevant Party thereto; the Offered Securities have been duly authorized, executed, authenticated, issued and delivered and conform as to legal matters in all material respects to the description thereof
                           contained   in  the  Offering

                           Document; and each Operative Document and the Offered Securities constitute valid and legally binding obligations of the Relevant Party thereto and the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                                    (iii) No Relevant Party is and, after giving
                           effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be an "investment company" as defined in the Investment Company Act;

                                    (iv) To the best  knowledge of such counsel,
                           no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Operative Documents, or in connection with the issuance or sale of the Offered Securities by the Issuer, except such as have been obtained or made or as may be required under the Securities Act and the rules and regulations of the Commission thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder and such as may be required by securities or blue sky laws of the various states of the United States;

                                    (v) The execution,  delivery and performance
                           of the Operative Documents, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof, will not result in a breach or violation of (A) any of the terms and provisions of, or constitute a default under, any United States Federal or State of New York statute, rule or regulation which, in the opinion of such counsel is normally applicable to transactions similar to the transactions contemplated hereby, (B) any order of any governmental agency or body or court having jurisdiction over the Relevant Parties and which order is known to such counsel, (C) any agreement or instrument identified to such counsel by any Relevant Party as being a material agreement or instrument, which are set forth in Schedule B thereto, to which any Relevant Party is a party or by which any Relevant Party is bound or to which any of the properties of any Relevant Party is subject or (D) the charter or by-laws of any Relevant Party, and the Issuer and the Guarantors have full corporate power and authority to authorize the Offered Securities and the Guarantees, respectively, and to issue and sell the Offered Securities, in each case, as contemplated by this Agreement;

                                    (vi)  The   descriptions   in  the  Offering
                           Document of contracts and other documents under the captions "Risk Factors--Restrictions Imposed by the Preferred Stockholders' Agreement; --Restrictions Imposed by the New Credit Facility; Pledge of Assets", "Description of the Notes", "Description of Certain Indebtedness", "Description of Capital Stock", and "Plan of Distribution" (with respect to this Agreement) are accurate in all material respects and fairly present the information called for; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Document;

                                    (vii) Assuming that the  representations and
                           warranties set forth in Section 4 hereof are true and correct, it is not necessary in connection with (A) the offer, sale and delivery of the Offered Securities or the Guarantees by the Issuer and each of the Guarantors, respectively, to the several Initial Purchasers pursuant to this Agreement or (B) the resales of the Offered Securities by the several Initial Purchasers in the manner contemplated by this Agreement, to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act; and

                                    (viii)   To  the  best  of  such   counsel's
                           knowledge, no consent, approval, authorization, or order of, or filing with, any governmental agency or body (other than the FCC) or any court is required under United States Federal or state laws for the consummation of the Existing Notes Exchange.

                           At the time the foregoing opinion is delivered,  such
                  counsel shall additionally state that it has participated in conferences with officers and other representatives of the Relevant Parties, representatives of the independent public accountants for the Relevant

                  Parties, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Offering Document and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Document (except to the extent specified in clause
                  (ii) under Section 6(c)), no facts have come to its attention which lead it to believe that the Offering Document on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Offering Document).

                           (d) The  Initial  Purchasers  shall have  received an
                  opinion, dated the Closing Date of Roberts & Eckard, P.C., counsel to the Issuer on certain regulatory matters, that:

                                    (i)  Schedule  B hereto  contains a true and
                           complete list of all the Licenses obtained from the FCC which the Issuer directly, or indirectly through its subsidiaries, holds with respect to the Stations owned or operated by the Issuer, directly or indirectly through its subsidiaries. The Issuer, directly or indirectly through its subsidiaries, is the authorized legal holder of the Licenses listed in Schedule B, none of which is subject to any restrictions or conditions other than on the face of the Licenses or those generally applicable to the operations of the Stations that would limit in any material respect the full operation of the Stations as currently operated. There are no applications, complaints, or proceedings pending or, to the best of such counsel's knowledge and belief after due inquiry, threatened as of the date hereof and the Closing Date before the FCC relating to the business or operations of the Stations, except as disclosed in Schedule C hereto. No proceedings, other than those affecting the broadcast industry generally, are pending or, to the best of such counsel's knowledge and belief after due inquiry, threatened which may result in the revocation, modification, non-renewal or suspension of any of the Licenses listed in Schedule B, the denial of any pending applications, the issuance of any cease and desist order, the imposition of any administrative actions by the FCC with respect to the Licenses listed in Schedule B, except as disclosed in Schedule C. Such counsel has no reason to believe that the Licenses listed in Schedule B will not be renewed in their ordinary course, and all material reports, forms and statements required to be filed with the FCC with respect to the Stations since the grant of the last renewal of the Stations' Licenses issued by the FCC have been filed and, to the best of such counsel's knowledge, were complete and accurate in all material respects when filed. The Licenses listed in Schedule B, or extensions or renewals thereof, are in full force and effect and are unimpaired by any acts or omissions of any Relevant Party;

                                    (ii) To the best of such counsel's knowledge
                           based upon a certificate from the responsible officers of the Relevant Parties, as of the date hereof and the Closing Date, the Stations are operating in material compliance with all applicable requirements of the FCC and the Stations are not under any special or temporary authority with respect to their operations;

                                    (iii)   To  the   best  of  such   counsel's
                           knowledge based upon a certificate from the responsible officers of the Relevant Parties, each Relevant Party is in material compliance with the Communications Act and all written rules, regulations and policies of the FCC applicable to the conduct of the business and operations of the Stations. To the best of such counsel's knowledge, as of the date hereof and the Closing Date, the use of the assets of the Stations does not violate the Communications Act or any written rules, regulations or policies of the FCC;

                                    (iv) No license, permit, consent,  approval,
                           order or authorization of, or filing with, the FCC is required in connection with the issuance of the Offered Securities, the Philadelphia Acquisition, the Existing Notes Exchange and the consummation of the transactions contemplated by that certain Amended and Restated Credit Agreement to be entered into by the Issuer, NationsBank of Texas, N.A., as Agent and a
                           Lender,  and the other  Lenders  to be
                           named therein (the "Credit Agreement") described in the Offering Document, except such as have been obtained and except that the filing of certain documents with the FCC may be required after the
                           issuance   of   the   Offered   Securities   or   the
                           consummation of the Philadelphia Acquisition, the Existing Notes Exchange or the transactions contemplated by the Credit Agreement;

                                    (v)  Neither  the  issuance  and sale of the
                           Offered Securities nor the performance by the Issuer and the Guarantors of their respective obligations under Operative Documents will result in a violation of the Communications Act, or any applicable policies, rules or regulations promulgated under the Communications Act binding on the Issuer or any of its subsidiaries or, to the best of such counsel's knowledge and belief after due inquiry, any order, writ, judgment, injunction, decree or award of the FCC binding on the Issuer or any of its subsidiaries except that in pursuing any remedies that the Trustee may have upon a default by the Issuer pursuant to the Operative Documents and applicable law, if the exercise of such remedies would result in a change of control of any Relevant Party, or an assignment of the Licenses, then such exercise will be subject to prior FCC approval; and

                                    (vi) To the extent they constitute a summary
                           of the legal matters, documents or proceedings referred to therein, the statements in the Offering Document under the captions "Risk Factors --Government Regulation; --Antitrust Matters", "Business--Competition; --Federal Regulation of Radio Broadcasting" and "The Transactions--Pending Acquisitions" fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects; it being understood that, except with respect to the statements in the Offering Document under the caption "The Transactions--Pending Acquisitions", such counsel's opinion with regard to the foregoing is limited to its knowledge of the Communications Act and the written rules, regulations or policies of the FCC.

                           (e) The Initial  Purchasers  shall have received from
                  Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing

                  Date with respect to the incorporation of the Issuer, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Issuer to the several Initial Purchasers and the resales by the several Initial Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                           (f) The  Initial  Purchasers  shall  have  received a
                  certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of:

                                    (i) the  Issuer in which such  officers,  to
                           the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Issuer in this Agreement are true and correct, that the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and that, subsequent to the respective dates of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Relevant Parties taken as a whole, Jarad and WYCB-AM, except as described in such certificate; and

                                    (ii) each  Guarantor in which such officers,
                           to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of such Guarantor in this Agreement are true and correct and that such Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

                           (g) The  Initial  Purchasers  shall  have  received a
                  letter, dated the Closing Date, of Arthur Andersen LLP that meets the requirements of subsection (a) of this Section except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

                           (h) Concurrently with or prior to the issuance and sale of the Offered Securities by the Issuer, (i) all the Existing Notes shall have been exchanged (the "Existing Notes Exchange") for shares of the Issuer's 15% Senior Cumulative Redeemable Preferred Stock, par value $.01 per share, pursuant to the terms of the Preferred Stockholders' Agreement and (ii) the Initial Purchasers shall have received true and correct copies of the Preferred Stockholders' Agreement and evidence reasonably satisfactory to the Initial Purchasers of the consummation thereof.

                           (i) Concurrently with or prior to the issuance and sale of the Offered Securities by the Issuer, (i) the Issuer shall have acquired substantially all the assets of WPHI-FM (the "Philadelphia Acquisition") pursuant to the terms of the Asset Purchase Agreement dated as of December 6, 1996, between Jarad and the Issuer, as amended by the First Amendment thereto dated as of March 21, 1997, and the Second Amendment thereto dated as of April 16, 1997, and (ii) the Initial Purchasers shall have received evidence reasonably satisfactory to the Initial Purchasers of the consummation thereof.

                           (j) Concurrently with or prior to the issuance and sale of the Offered Securities by the Issuer, (i) that certain First Amendment to be entered into by the Issuer and the other parties thereto, to the Warrantholders' Agreement dated as of June 6, 1995, and that certain Standstill Agreement to be entered into by the Issuer, and the other parties thereto, each of which including such terms as those described in the Offering Document, shall have been duly executed and delivered by the respective parties thereto and (ii) the Initial Purchasers shall have received true and correct copies thereof.

                           (k) On the  Closing  Date and  concurrently  with the
                  issuance and sale of the Offered Securities, (i) the provisions of the Letter of Intent dated March 12, 1997, between the Issuer and Allied Capital Financial Corporation relating to the acquisition by the Issuer of WYCB-AM, shall constitute valid and legally binding obligations of the parties thereto and (ii) the Initial Purchasers shall have received evidence reasonably satisfactory to the Initial Purchasers of the foregoing.

                  The Issuer will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the

Initial Purchasers compliance with any conditions to the obligations of the Initial Purchasers hereunder.

                  7. Indemnification and Contribution. (a) The Issuer and each Guarantor will, jointly and severally, indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by any Initial Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

                  (b) Each Initial Purchaser will severally and not jointly indemnify and hold harmless the Issuer and the Guarantors against any losses, claims, damages or liabilities to which the Issuer or the Guarantors may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Initial Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer or the Guarantors in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Offering Document furnished on behalf of each Initial Purchaser: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Initial Purchasers, the legend concerning over-allotments, stabilizing transactions, short covering transactions and penalty bids on the bottom of page 4 and, under the caption "Plan of Distribution", (i) the third sentence of the second paragraph thereunder, (ii) the fourth paragraph thereunder, (iii) the third sentence in the sixth paragraph thereunder and (iv) the eighth paragraph thereunder.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer and the Guarantors bear to the total discounts and commissions received by the Initial Purchasers under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

                  (e) The obligations of the Issuer and the Guarantors under this Section shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchasers under this Section shall be in addition to any liability that the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act.

                  8. Default of Purchasers. If any Initial Purchaser or Initial Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Initial Purchaser agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements satisfactory to the Issuer for the purchase of such Offered Securities by other persons, including any of the other Initial Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchasers shall be obligated severally, in proportion to the respective commitments hereunder, to purchase the Offered Securities that such defaulting Initial Purchasers agreed but failed to purchase. If any Initial Purchaser or Initial Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Issuer for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Issuer, except as provided in Section 9. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

                  9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Issuer or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Initial Purchasers is not consummated, the

Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Issuer and the Initial Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii), the Issuer will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

                  10. Notices. All communications hereunder will be in writing and, if sent to the Initial Purchasers, will be mailed, delivered or telegraphed and confirmed to the Initial Purchasers c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, NY 10010, Attention: Investment Banking Department--Transactions Advisory Group, or, if sent to the Issuer, will be mailed, delivered or telegraphed and confirmed to it at Radio One, Inc., 5900 Princess Garden Parkway, Lanham, MD, Attention: Alfred C. Liggins, III; provided, however, that any notice to an Initial Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Initial Purchaser.

                  11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuer as if such holders were parties thereto.

                  12. Representation of Initial Purchasers. You will act for the several Initial Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by CSFBC will be binding upon all the Initial Purchasers.

                  13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  The Issuer, the Guarantors and the Initial Purchasers hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                  If the foregoing is in accordance with the Initial Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Issuer, the Guarantors and the several Initial Purchasers in accordance with its terms.

                                                Very truly yours,

                                                RADIO ONE, INC., as the Issuer

                                                  by /s/ Alfred Liggins
                                                     --------------------------
                                                      Name: Alfred Liggins
                                                      Title: President


                                                RADIO ONE LICENSES, INC., as a
                                                Guarantor

                                                  by /s/ Alfred Liggins
                                                     --------------------------
                                                      Name: Alfred Liggins
                                                      Title: President


The foregoing Purchase
Agreement   is  hereby
confirmed and accepted
as of the  date  first
above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
NATIONSBANC CAPITAL MARKETS, INC.

Acting  on  behalf  of
themselves  and as the
representatives of the
several        Initial
Purchasers

  by CREDIT SUISSE FIRST BOSTON CORPORATION

  by /s/ Wiliam Ettelson
    ---------------------------
    Name: William Ettelson
    Title: Associate

                                                                      SCHEDULE A






                                                             Principal Amount at
                                                             Maturity of Offered
Initial Purchasers                                              Securities
------------------
Credit Suisse First Boston
  Corporation                                                   $43,594,000

NationsBanc Capital Markets, Inc.                               $41,884,000
                                                              ------------------

                     Total                                      $85,478,000
                                                              ==================

                                                                      SCHEDULE B



                                  FCC Licenses



--------------------------------------------------------------------------------
1.  FCC LICENSES
----------------- ------------------- ------------------------ -----------------
Call Sign         City of License     File Number              Expiration Date
----------------- ------------------- ------------------------ -----------------
WKYS-FM           Washington, DC      BALH-941103GE
                                      BALH-950427GG
                                      BRH-950601YR             October 1, 2003
                                      BLH-900130KB             October 1, 2003
                                      BMLH-920l30KC            October 1, 2003
----------------- ------------------- ------------------------ -----------------
WOL(AM)           Washington, DC      BAL-950427GE
                                      BR-950601B3              October 1, 1995*
                                      BZ-921119AA              October 1, 1995*
----------------- ------------------- ------------------------ -----------------
WMMJ(FM)          Bethesda, MD        BALH-950427GF
                                      BR-950601ZG              October 1, 2003
                                      BLH-910830KA             October 1, 2003
----------------- ------------------- ------------------------ -----------------
WOLB(AM)          Baltimore, MD       BAL-930401GG
                                      BAL-950427GH
                                      BR-950601VG              October 1, 2003
                                      BL-860207AJ              October 1, 2003
----------------- ------------------- ------------------------ -----------------
WERQ-FM           Baltimore, MD       BALH-950427GJ
                                      BAL-930401GH
                                      BRH-950601ZF             October 1, 2003
                                      BLH-891228KA             October 1, 2003
                                      BLH-891228KB             October 1, 2003
----------------- ------------------- ------------------------ -----------------
WWIN(AM)          Baltimore, MD       BAL-910828HN
                                      BAL-950427GI
                                      BR-950601VE              October 1, 2003
                                      BZ-900430AH              October 1, 2003
----------------- ------------------- ------------------------ -----------------
WWIN-FM           Glen Burnie, MD     BALH-910828HO
                                      BALH-950427GK
                                      BRH-95060IVF             October 1, 2003
                                      BMLH-920325KC            October 1, 2003
----------------- ------------------- ------------------------ -----------------
WPHI-FM           Jenkintown, PA      BRH-910319YG             August 1, 1998
                                      BLH-870408KA             August 1, 1998
                                      BALH-961213GK
----------------- ------------------- ------------------------ -----------------


* Radio One's timely filing of a license renewal application for the license for WOL(AM) has automatically extended the license term for the main station license and the associated auxiliary licenses until the FCC takes action on the renewal application.

--------------------------------------------------------------------------------
2.  BROADCAST AUXILIARY FACILITIES
----------------- ------------------- ------------------------ -----------------
Primary Sation     Auxiliary Call
                        Signs          File Number              Expiration Date
----------------- ------------------- ------------------------ -----------------
WKYS-FM           KPH-709             BPLRE-860822MG           October 1, 2003
                  KPJ-713             BPLRE-880421MB           October 1, 2003
                  WHM-976             BMLST-830307MC           October 1, 2003
                  KPH-735             BPLRE-860823MY           October 1, 2003
                  KGL-356             BALRE-880406MF           October 1, 2003
                  KGL-357             BALRE-880406ME           October 1, 2003
----------------- ------------------- ------------------------ -----------------
WOL(AM)           WLP-796             BLST-900202ME            October 1, 1995*
----------------- ------------------- ------------------------ -----------------
WMMJ(FM)          WLP-729             BPLST-900126MH           October 1, 2003
                  WLP-724             BLST-851009MK            October 1, 2003
----------------- ------------------- ------------------------ -----------------
WERQ-FM           WLE-939             BPLST-900220MA           October 1, 2003
                  KPK-392             BPLRE-900220ME           October 1, 2003
                  KPK-262             BPLRE-900313MG           October 1, 2003
----------------- ------------------- ------------------------ -----------------
WWIN(AM)          WLP-458             BPLST-890321MD           October 1, 2003
----------------- ------------------- ------------------------ -----------------
WWIN-FM           WHS-275             BPLST-890321MC           October 1, 2003
----------------- ------------------- ------------------------ -----------------
WPHI-FM           WLJ-410             BMLST-861125MH           August 1, 1998
                  KB-97399            BMLRE-871016MB           August 1, 1998
----------------- ------------------- ------------------------ -----------------


* Radio One's timely filing of a license renewal application for the license for WOL(AM) has automatically extended the license term for the main station license and the associated auxiliary licenses until the FCC takes action on the renewal application.

                                                                      SCHEDULE C
                                   Complaints


1.       EQUAL EMPLOYMENT OPPORTUNITY COMMISSION COMPLAINTS:

         Charge #120950174: Stewart E. Broady v. Radio One of Maryland, Inc. Mr.
                            ------------------------------------------------
Broady was terminated from part-time employment as an on-air personality, due to poor ratings performance and in an effort to control costs by eliminating excessive staffing levels. He claims he was fired on age discrimination grounds.

         John  Leva-Day  v.  Radio  One,  Inc.  Race  Discrimination,   Wrongful
         ------------------------------------
Termination for Race.

         Robert  Paris  v.  Radio  One,  Inc.  Race   Discrimination,   Wrongful
         ------------------------------------
Termination for Race.

2.       FCC LICENSE RENEWAL APPLICATIONS:

         A license renewal application for Station WOL(AM), Washington, DC, remains pending. On June 1, 1995, Radio One, Inc., filed with the FCC an application for renewal of the license for Station WOL(AM) (FCC File No. BR950601B3). The application was accepted for filing by the FCC pursuant to a Public Notice dated June 19, 1995. No petitions to deny the applications and no competing applications for the broadcast frequency were filed. However, action on the renewal application has apparently been delayed due to the processing by the FCC of a pending complaint against WOL(AM) alleging that programming material broadcast on the station was indecent and obscene.

3.       LISTENER COMPLAINTS:

         Other unresolved complaints have been filed against Station WOL(AM), all of which, except for two, were filed prior to the expiration of the October 1, 1995, license term. The complaints are as follows:

         June 20, 1996, from Tanya Chutkan, Counsel for Loretta Smith, alleging that WOL(AM) violated Section 73.1206 of the FCC's rules which requires consent before recording a telephone conversation for broadcast and a D.C. statute that prohibits disclosure of the names of juveniles in criminal proceedings. The messages allegedly broadcast were left on a telephone answering machine. This may involve the same facts as a complaint filed by Loretta Smith on May 1, 1993, alleging that WOL(AM) broadcast messages left on a telephone answering machine. That complaint was resolved in favor of WOL(AM) by a letter dated September 30, 1993, from Roger Holberg, Acting Chief of the Complaints and Investigations Branch of the FCC.

         October 3, 1995, from Mrs. P. Buckland, alleging that broadcasts have contained slurs directed at her.

         March 27, 1994, from Stephen Johnson, alleging that racial slurs and indecent language have been broadcast.

         March 14, 1994, from Pamela and Joseph Buckland, alleging that they are experiencing the effects of high voltage.

         February 23, 1994, from Robin D. Grove, alleging that racially biased comments have been broadcast. Note that this complaint alleges that WMMJ also broadcast such comments.

         October 26, 1993, from Faith Dane, alleging that her First Amendment rights were violated and that she was escorted from the studio against her will.

         In addition to the complaints described above filed against Station WOL(AM), a complaint was filed against Station WERQ-FM on March 20, 1997, alleging that lyrics of a song played on the radio contained profanity.